Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial highlights" in each Prospectus and "Disclosure of Portfolio Holdings," "Oversight of Risk Management," "Independent Registered Public Accounting Firm", and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our reports, dated February 14, 2012, on the financial statements and financial highlights of Pioneer Bond VCT Portfolio, Pioneer Disciplined Value VCT Portfolio (formerly Pioneer
Fundamental Value Fund), Pioneer Emerging Markets  VCT  Portfolio,
Pioneer  Equity  Income  VCT  Portfolio, Pioneer Fund VCT Portfolio,
Pioneer High Yield VCT Portfolio, Pioneer Ibbotson Growth Allocation VCT Portfolio, Pioneer Ibbotson Moderate Allocation VCT Portfolio, Pioneer
Mid  Cap Value VCT Portfolio, Pioneer Real Estate Shares VCT Portfolio,
Pioneer Select Mid Cap Growth VCT Portfolio (formerly Pioneer Growth Opportunities VCT Portfolio),and Pioneer Strategic Income VCT Portfolio included in the Annual Report to the Shareowners for the year ended
December 31, 2012  as  filed  with  the  Securities and Exchange
Commission in Post-Effective Amendment  Number 54  to the Registration
Statement (Form N-1A, No. 33-84546)of Pioneer  Variable  Contracts  Trust.

                              /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 24, 2013